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                                                                   Exhibit 23.3



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
White Knight Healthcare, Inc.:

We consent to the use of our report incorporated by reference in the proxy statement/prospectus of Microtek Medical, Inc. and Isolyser Company, Inc. and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.




Greenville, South Carolina                                KPMG Peat Marwick LLP
May 21, 1996